UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 3, 2013

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)  On January 3, 2013, the Board of Directors (the “Board”) of The Macerich Company (the “Company”) increased the number of directors to ten and elected Andrea Stephen to serve as a director until the next annual meeting of stockholders and until her successor is duly elected and qualifies.  In addition, Ms. Stephen was appointed to the Audit Committee. The Board determined that Ms. Stephen is an independent director under the Company’s Director Independence Standards which comply with the New York Stock Exchange Corporate Governance Listing Standards.

Ms. Stephen served as Executive Vice President, Investments for The Cadillac Fairview Corporation Limited (“Cadillac Fairview”), one of Canada’s largest real estate office and retail property managers, from October 2002 to December 2011 and as Senior Vice President, Investments for Cadillac Fairview from May 2000 to October 2002, where she was responsible for developing and executing Cadillac Fairview’s investment strategy. Prior to joining Cadillac Fairview, Ms. Stephen held the position of Director, Real Estate with the Ontario Teachers’ Pension Plan Board, the largest single-profession pension plan in Canada, from December 1999 to May 2000, as well as various portfolio manager positions from September 1995 to December 1999. Previously, Ms. Stephen served as Director, Financial Reporting for Bramalea Centres Inc. for approximately two years and as an Audit Manager for KPMG LLP for over six years.  Ms. Stephen is a member of the Board of Directors for First Capital Realty Inc., Canada’s leading owner, developer and operator of supermarket and drugstore anchored neighborhood and community shopping centers, and a member of the Board of Trustees of Boardwalk Real Estate Investment Trust, Canada’s leading owner and operator of multi-family communities. Ms. Stephen also previously served on the Board of Directors of Multiplan Empreendimentos Imobiliarios, S.A., a Brazilian real estate operating company, from June 2006 to March 2012.

As a non-employee director, Ms. Stephen will participate in the Company’s compensation and benefit programs for all non-employee directors of the Company as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, Exhibit 10.39. In connection with her appointment to the Board, Ms. Stephen also received 500 shares of restricted stock of the Company, which will vest over three years. The Company intends to enter into its standard form indemnification agreement with Ms. Stephen. There are no arrangements or understandings between Ms. Stephen and any other person pursuant to which Ms. Stephen was selected as a director, nor are there any transactions subject to Item 404(a) of Regulation S-K in which the Company is a participant and Ms. Stephen has a material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on January 7, 2013.

THE MACERICH COMPANY

By: THOMAS J. LEANSE

/s/ Thomas J. Leanse
Senior Executive Vice President,
Chief Legal Officer and Secretary